Exhibit 4.4 DATED AS OF January 31, 2003

WARRANT AGREEMENT

          The undersigned, being President of ADS Media Group, Inc. (the "CORPORATION"), a corporation organized and existing under the Revised Business Corporation Act of the State of Utah, hereby certifies that, pursuant to the Stock Exchange Agreement (the "STOCK AGREEMENT"), the Corporation hereby executes this Warrant Agreement (the "AGREEMENT") establishing Warrants as described below:

          Pursuant to the terms and conditions of the Stock Agreement, the Corporation proposes to issue to Austin Capital, LLC (the "Holder") a new class of warrants, Class C Warrants as hereinafter described (the "WARRANTS") to purchase up to an aggregate of 661,730 shares of the Corporation's Common Stock, par value $0.001 per share (the "COMMON STOCK"), subject to adjustment as provided in Section 8 hereof (such 661,730 shares, as adjusted, being hereinafter referred to as the "SHARES"). The 661,730 shares shall be divided into two warrant certificates. One Class C Warrant shall entitle the Holder to purchase 511,402 shares of Common Stock and the other Class C Warrant shall entitle the Holder to purchase 150,328 shares. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in the Stock Agreement.

          NOW THEREFORE, pursuant to the Stock Agreement, the Corporation hereby agrees to establish Class C Warrants to purchase Common Stock, par value $0.001 per share, of the Corporation, having the following rights, qualifications, limitations and restrictions:

1.       ISSUANCE OF WARRANTS; FORM OF WARRANT. The Corporation will issue and deliver the number of Class C Warrants required by the Stock Agreement to the Holder. The Warrants shall be issued in certificated form. The form of the Class C Warrant certificates and the form of Notice of Exercise to be attached thereto shall be substantially as set forth on Exhibit A attached hereto and incorporated herein by reference. Warrant certificates shall be executed on behalf of the Corporation by the manual or facsimile signature of the present or any future Chairman, President or any Vice President of the Corporation and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Corporation.

2.       REGISTRATION. The Warrants shall be numbered and shall be registered in a Warrant register (the "WARRANT REGISTER") to be kept by the Corporation or a Warrant Agent appointed by the Corporation. The Corporation shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the Corporation's actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

3.       TRANSFER OF WARRANTS. The Warrant certificates may not be sold, transferred, assigned or hypothecated, except to the officers, partners and other designees of Holder. Notwithstanding the foregoing, the Corporation shall have no obligation to cause Warrants to be transferred on its books to any person if such transfer would violate the Securities Act of 1933, as amended (the "ACT"), or applicable state securities laws.

4. TERM OF WARRANTS; EXERCISE OF WARRANTS.

          (A)    TERM OF WARRANTS. Each Class C Warrant entitles the Holder thereof to purchase one Share at a purchase price of $0.16 per Share (as adjusted from time to time pursuant to the provisions hereof, the "EXERCISE PRICE") at any time until 5:00 p.m., CST, on February 1, 2008 (the "EXPIRATION DATE"). Notwithstanding any other provisions contained herein, the Board of Directors of the Corporation may from time to time, by duly adopted resolution, extend the Expiration Date. All shares of Common Stock which may be issued upon the exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and, except as otherwise set forth herein, free from all taxes, liens and charges with respect to the issuance thereof.

          (B)    EXERCISE OF WARRANTS. During the period in which the Warrants are exercisable, the purchase rights represented by the Warrants are exercisable at the option of the Holder in whole at any time, or in part from time to time, prior to the Expiration Date, provided, however, that purchase rights are not exercisable with respect to a fraction of a share of Common Stock. In case of the exercise of the Warrants for less than all the shares subject to the Warrants, the Corporation shall cancel the Warrant certificates and execute and deliver a new Warrant certificate for the balance of the shares subject to the Warrant. The Warrants may be exercised by the Holder sending the Corporation or its designated Warrant Agent a Notice of Exercise and a check for the amount of the Exercise Price.

(C) PAYMENT OF EXERCISE PRICE. Payment of the applicable Exercise Price may be made in cash or by certified check or official bank check payable to the order of the Corporation.

5.       PAYMENT OF TAXES. The Corporation will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued.

6.       MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Corporation shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Corporation of such mutilation, loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Corporation. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Corporation may prescribe.

7.       RESERVATION OF SHARES. There have been reserved, and the Corporation shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Corporation or the transfer agent for the Common Stock (including every subsequent transfer agent, if any) for the Corporation's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Corporation will keep a copy of this Agreement on file with the transfer agent for any shares of the Corporation's securities issuable upon the exercise of the Warrants. Upon request, the Corporation will supply the transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants subsequent to the Warrant Expiration Date.

8.       ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         (A)    If the Corporation, by stock dividend, split, reverse split, reclassification of shares or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then (a) the number and class of shares so changed shall replace the shares outstanding immediately prior to the change; and (b) the Exercise Price in effect, and the number of shares purchasable under the Warrants, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted, with the price being adjusted to the nearest cent.

         (B)    In the event of the merger of the Corporation into, or the consolidation of the Corporation with, another entity, in which the shareholders of the Corporation receive cash or securities of another issuer, or any combination thereof, in exchange for their shares of Common Stock, or the sale of all or substantially all of the assets of the Corporation, the Corporation warrants and covenants that the Warrants shall be assumed or an equivalent option or right substituted by the successor entity or an Affiliate of the successor of the Corporation, such that the rights of the Holder are proportionately adjusted.

         (C)    On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable thereunder, the Corporation shall forthwith give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors shall determine, in good faith, the calculation, if any.

9.       Anti-Dilution Rights. If at any time until the Expiration Date, the Corporation issues any capital stock (which includes options to acquire capital stock and instruments convertible into capital stock) without consideration or for consideration per share with a value less than the Exercise Price, then the Exercise Price shall be adjusted concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of common stock which the aggregate consideration received by the Corporation for the newly-issued capital stock would purchase at the Exercise Price and the denominator of which shall be the number of shares of common stock outstanding immediately prior to such issue (on a fully diluted basis) plus the number of additional shares of capital stock so issued; provided, however, that no such adjustment to the Exercise Price shall be made with respect to (i) issuances to the Corporation's employees, consultants, officers and directors pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Corporation's Board of Directors, (ii) issuances as consideration in connection with mergers, acquisitions or other business combinations, or (iii) issuances in connection with strategic investments, licensing arrangements, or debt or equipment financings approved by our Board of Directors.

10.       NO RIGHTS AS STOCKHOLDERS; NOTICES OF CORPORATE ACTION. The Warrant certificate does not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation, or to any other rights whatsoever except the rights set forth herein. No dividends are payable or will accrue on the Warrants or the shares subject to the Warrant until, and to the extent that, the Warrant is exercised.

11.       NOTICES. Any notice pursuant to this Agreement by any Holder to the Corporation, shall be in writing, shall be given by registered or certified mail, and shall be deemed given upon receipt by the Corporation at its offices at 3811 Bee Cave Road, Suite 210, Austin, Texas 78746, or to such other address as the Corporation may designate by notice given in accordance with this Section 10.

Notices or demands authorized by this Agreement to be given or made by the Corporation to the Holder of any Warrant and/or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Warrant Register or the books of the Corporation, as the case may be.

12.       SUPPLEMENTS AND AMENDMENTS. The Corporation may from time to time supplement or amend this Agreement, without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Corporation may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holder. Any supplement or amendment which would adversely affect the interests of the Holder may be made by the Corporation only with the approval of the holders of a majority of the outstanding Warrants. Upon such approval, such supplement or amendment shall be binding on the Holder.

13.       BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Corporation and the Holder any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Corporation and its Holder

14.       GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of Utah. The Corporation hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 10.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed as of the day, month and year first above written.

ADS Media Group, Inc.

By:
Clark R. Doyal President

ATTEST:

Jim Schell Secretary

EXHIBIT A

FORM OF CLASS C WARRANT CERTIFICATE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS.

Warrant to Purchase: ( ) Shares

WARRANT CERTIFICATE
OF
ADS MEDIA GROUP, INC.

This Warrant Certificate irrevocably grants the Holder a Warrant to purchase shares of common stock, $0.001 par value, of ADS Media Group, Inc., a Utah Corporation (the "Corporation") at the price of $ 0.16 per share.

This Warrant is a "restricted security" as that term is defined in Rule 144 promulgated under The Securities Act of 1933, as amended (the "Act"). This Warrant may not be sold, transferred, assigned or hypothecated, except to the officers, partners and other designees of Holder. This Warrant is exercisable during the five (5) year period commencing February 1, 2003 (the "Commencement Date").

Section 1. Holder. .

Section 2. Expiration Date. 5:00 p.m., CST, five years from the Commencement Date.

Section 3. Basic Terms. This Warrant Certificate certifies that, for value received, the Holder is entitled, subject to the terms and conditions of this Warrant and the related documents, if any, until the expiration date, to purchase from the Corporation up to                                           (         ) shares of the Common Stock of the Corporation at the purchase price of $0.16 per share. The Corporation agrees to include the shares purchasable hereunder in the next registration statement filed on behalf of the Corporation.

Section 4. Corporation's Covenants as to the Common Stock. Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, and warrants.

Section 5. Method of Exercise. During the period in which this Warrant is exercisable, the purchase rights represented by this Warrant are exercisable at the option of the Holder in whole at any time, or in part from time to time, prior to the Expiration Date, provided, however, that purchase rights are not exercisable with respect to a fraction of a share of Common Stock. In case of the exercise of this Warrant for less than all the shares subject to the Warrant, the Corporation shall cancel this Warrant certificate and execute and deliver a new Warrant certificate for the balance of the shares subject to the Warrant. This Warrant may be exercised by the Holder sending the Corporation or its designated Warrant Agent a Notice of Exercise and a check for the amount of the exercise price.

Section 6. Limited Rights of Owner. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation, or to any other rights whatsoever except the rights set forth herein. No dividends are payable or will accrue on this Warrant or the shares subject to the Warrant until, and to the extent that, the Warrant is exercised.

Section 7. Restrictions on Transfer. This Warrant may only be transferred in accordance with state and Federal securities laws.

Section 8. Effect of Merger, Asset Sale, Etc. In the event of the merger of the Corporation into, or the consolidation of the Corporation with, another entity, in which the shareholders of the Corporation receive cash or securities of another issuer, or any combination thereof, in exchange for their shares of Common Stock, or the sale of all or substantially all of the assets of the Corporation, the Corporation warrants and covenants that this Warrant shall be assumed or an equivalent option or right substituted by the successor entity or an Affiliate of the successor of the Corporation, such that the rights of the Holder are proportionately adjusted.

Section 9. Effect of Stock Split, Etc. If the Corporation, by stock dividend, split, reverse split, reclassification of shares or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then (a) the number and class of shares so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and (b) the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted, with the price being adjusted to the nearest cent.

Section 10. Notice of Adjustment. On the happening of an event requiring an adjustment of the Warrant purchase price or the shares purchasable thereunder, the Corporation shall forthwith give written notice to the Holder stating the adjusted Warrant purchase price and the adjusted number and kind of securities purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors shall determine, in good faith, the calculation, if any.

Dated: , 2003

ADS Media Group, Inc.

By: Clark R. Doyal, President

Form of Notice of Exercise

(To be executed if holder desires to exercise the Warrant certificate).

To: ADS Media Group, Inc.

The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant certificate to purchase                       shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security, tax identification or other identifying number

(Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant certificate, a new Warrant certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security, tax identification or other identifying number

______________________________________

(Please print name and address)

Date:	Signature:

Witness:

NOTICE

The signature on the foregoing Election must correspond to the name as written upon the face of this Warrant certificate in every particular, without alteration or any change whatsoever.